United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
January 29, 2006
LOWRANCE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15240	44-0624411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
12000 EAST SKELLY DRIVE
TULSA, OKLAHOMA 74128
(Address of principal executive offices and zip code)
918-437-6881
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On January 30, 2006, Lowrance Electronics, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Simrad Yachting AS, a stock corporation incorporated under the laws of Norway (“Parent”), and Navico Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), which provides for the acquisition of the Company by Parent. Pursuant to the terms of the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock (the “Shares”) at a price of $37 per Share in cash. Subsequent to the successful completion of the Offer, Purchaser will be merged with the Company (the “Merger”), and all outstanding Shares not tendered in the Offer (except for Shares held by the Company as treasury stock or owned by the Company, any of its subsidiaries, Parent, Purchaser or any holder who properly demands appraisal rights) will be converted into a right to receive in the Merger the same $37 per Share in cash consideration.
     The Offer is not subject to a financing condition. The Offer, however, is subject to certain other conditions, including: (i) that at the expiration of the Offer there shall have been validly tendered and not withdrawn a number of Shares which constitutes at least a majority of the Shares that in the aggregate are outstanding determined on a fully diluted basis and (ii) that the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the German Act Against Restraints of Competition and the Norwegian Competition Act has expired or been terminated prior to the expiration of the Offer. The Company’s Board of Directors (the “Board”) unanimously approved the Merger Agreement, the Offer and the Merger, determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company and its stockholders and recommends that the holders of Shares accept the Offer and tender their Shares to Purchaser.
     The Merger Agreement contains a no-shop provision; however, the Merger Agreement permits the Company to (a) furnish nonpublic information to any third party that has submitted, or enter into negotiations with such a third party with respect to, a “Qualifying Acquisition Proposal” (as defined in the Merger Agreement) that either is, or is reasonably likely to lead to, a “Superior Proposal” (as defined in the Merger Agreement) and (b) recommend any Qualifying Acquisition Proposal that is a Superior Proposal if (x) in each case a majority of the members of the Board (at a meeting representing a quorum) determines in its reasonable good faith judgment, after consultation with independent counsel to the Company, that failure to take such actions would cause the Board to violate its fiduciary duties to its stockholders under applicable law, (y) prior to furnishing any such information or engaging in any such negotiations the Company and the other person execute a confidentiality agreement on substantially the same terms as the confidentiality agreement signed by Parent, and (z) prior to engaging in any such negotiations or making any such recommendation, the Board provides three business days’ prior written notice to Parent of its intent to take any such action; provided, however, that any such recommendation would permit Parent to terminate the Merger Agreement and receive a termination fee in the amount of $7,500,000 and reimbursement of up to $1,500,000 of its expenses incurred in connection with the transaction.
     Parent has entered into Tender Agreements with Darrell J. Lowrance and Ronald G. Weber (collectively, the “Tender Agreement Stockholders”), each dated as of January 29, 2006, and executed concurrently with the Merger Agreement (the “Tender Agreements”). The Tender Agreements require the Tender Agreement Stockholders to tender their respective Shares and vote all of their respective Shares against any alternative acquisition proposal. Furthermore, each Tender Agreement Stockholder granted to Parent a proxy to vote that Tender Agreement Stockholder’s Shares in accordance with the Tender Agreements. In addition, the Tender Agreement Stockholders agreed not to sell or transfer their Shares other than pursuant to the Tender Agreements or the Offer or to or with Parent or Purchaser. The Tender Agreements terminate upon a termination of the Merger Agreement.
     J.P. Morgan Securities, Inc., the Company’s financial advisor for the Offer and Merger, delivered to the Board its written opinion, dated January 29, 2006, to the effect that, as of such date and based upon and subject to certain considerations and assumptions stated therein, the offer price of $37 per Share in cash is fair, from a financial point of view, to the holders of Shares.

     The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
ITEM 8.01 OTHER EVENTS
     On January 30, 2006, the Company and Parent issued a joint press release, which is attached as Exhibit 99.1 hereto, relating to the Merger Agreement. The release is incorporated herein by this reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated January 29, 2006 among Simrad Yachting AS, Navico Acquisition Corp. and the Company.

99.1	Press Release dated January 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWRANCE ELECTRONICS, INC.

Date: January 30, 2006	By:	/s/ Darrell J. Lowrance

Darrell J. Lowrance
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated January 29, 2006 among Simrad Yachting AS, Navico Acquisition Corp. and the Company.

99.1	Press Release dated January 30, 2006.